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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 8, 1997, on our audits of the consolidated financial statements of Benchmark Communications Radio Limited partnership as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996.



/s/ PricewaterhouseCoopers LLP

Dallas, Texas
July 22, 1998